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                                                                    EXHIBIT 99.1

                                [INTEGRITY LOGO]



For Immediate Release


INTEGRITY REPURCHASES 818,897 WARRANTS
(13.2% OF THE COMPANY) FROM BANK AUSTRIA

TRANSACTION IS CONSISTENT WITH COMPANY'S LONG-TERM STRATEGY FOR ENHANCEMENT OF SHAREHOLDER VALUE

MOBILE, Alabama (September 26, 2001) - Integrity Incorporated (NASDAQ: "ITGR"), a media/communications company that produces, publishes and distributes Christian music and related products, today announced that it has repurchased 818,897 common stock purchase warrants from Bank Austria for approximately $3.4 million in cash. The warrants could have been exercised for common stock equivalent to a 13.2% equity position in the Company.

"This transaction was consistent with our efforts to enhance the long-term value of the Company for Integrity shareholders," commented P. Michael Coleman, Chief Executive Officer of Integrity Incorporated. "The warrant repurchase should have a positive impact upon Integrity's diluted earnings per share on a `going-forward' basis, and we consider it an attractive use of available funds. We believe that it was in the best long-term interests of our shareholders to repurchase the warrants and thereby eliminate the dilution of ownership to existing shareholders that would occur upon future exercise of the warrants."

"Given our strong cash flows, and in light of the fact that Integrity has paid down its outstanding bank debt from $18.3 million to approximately $2.5 million during the past five years, we concluded that repurchase of the warrants could be accomplished while maintaining a strong balance sheet," observed Don Ellington, Chief Financial Officer of the Company. "This transaction was also timely in light of the termination of our banking relationship with Bank Austria earlier this year and the coincident signing of a $20 million bank credit facility with LaSalle Bank, N.A."

Integrity Incorporated is a media/communications company that produces, publishes and distributes Christian music and related products. It is a producer and publisher of Christian lifestyle products developed to facilitate worship, entertainment and education. Integrity's products are sold primarily through retail stores and direct to consumers throughout the United States and internationally in 162 other countries worldwide. The Company is headquartered in Mobile, Alabama, and its common stock is listed on The Nasdaq SmallCap Market under the symbol "ITGR". Information about Integrity, including financial and operating performance, also is available at the company's Web site, www.integritymusic.com/company/indexinv.html.

Some of the statements contained in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, new products and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The repurchase of the warrants is being funded by borrowings under the Company's credit facility, which will increase its interest expense and reduce the amount available under the facility for future borrowing. If Integrity experiences a significant reduction in its net revenues as a result of changing economic uncertainties, or otherwise, the Company may be required to increase the borrowings under its credit facility. As a result of this warrant repurchase, additional borrowing capacity may not be available under the credit facility, and in any event such additional borrowings, coupled with the repurchase of these warrants, could result in a significant increase in the


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Company's interest expense which could have an adverse effect on its financial condition and results of operations., The Company also refers the reader to the risks identified from time to time in Integrity's SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2000. Any forward-looking statements represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


                   For additional information, please contact:

           Don Ellington,CFO of Integrity Incorporated (334) 633-9000
                                       or
               RJ Falkner & Company, Investor Relations Counsel at
              (800) 377-9893 or via e-mail at info@rjfalkner.com.


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